EXHIBIT 17
                                      PROXY

                        SIT REGIONAL GROWTH FUND A SERIES
                            OF SIT MUTUAL FUNDS, INC.
                  4600 NORWEST CENTER, 90 SOUTH SEVENTH STREET
                          MINNEAPOLIS, MINNESOTA 55402

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF SIT LARGE CAP GROWTH FUND, INC.

         The undersigned hereby appoints Eugene C. Sit and Paul E. Rasmussen, and each of them, with power to act without the other and with the right of substitution in each, as proxies of the undersigned and hereby authorizes each of them to represent and to vote, as designated below, all the shares of Sit Regional Growth Fund (the "Regional Fund"), a series of Sit Mutual Funds, Inc., held of record by the undersigned on ,2000 at the Special Meeting of shareholders of the Acquired Fund to be held on , 2000, or any adjournments or postponements thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the Special Meeting hereby are revoked.

THE PROXIES ARE INSTRUCTED TO VOTE AS FOLLOWS:

1. PROPOSAL TO APPROVE AN AGREEMENT AND PLAN OF REORGANIZATION (the "Plan") providing for (a) the acquisition of substantially all of the assets and the assumption of all liabilities of Regional Fund by Sit Large Cap Growth Fund, Inc. ("Large Cap Fund") in exchange for shares of common stock of Large Cap Fund having an aggregate net asset value equal to the aggregate value of the assets acquired (less the liabilities assumed) of Regional Fund and (b) the liquidation of Regional Fund and the pro rata distribution of Large Cap Fund shares to Regional Fund shareholders. Under the Plan, each Regional Fund shareholder will receive Large Cap Fund shares with a net asset value equal as of the effective time of the Plan to the net asset value of their Regional Fund shares. A vote in favor of the Plan will be considered a vote in favor of an amendment to the articles of incorporation of Sit Mutual Funds, Inc. required to effect the reorganization contemplated by the Plan.

         |_| FOR                   |_| AGAINST          |_| ABSTAIN

         THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ABOVE. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" PROPOSAL 1 ABOVE. UPON ALL OTHER MATTERS THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF REGIONAL FUND. RECEIPT OF THE NOTICE OF SPECIAL MEETING OF SHAREHOLDERS AND THE PROXY STATEMENT RELATING TO THE MEETING IS ACKNOWLEDGED BY YOUR EXECUTION OF THIS PROXY.

         PLEASE SIGN THIS PROXY EXACTLY AS YOUR NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY PARTNER OR OTHER AUTHORIZED PERSON.

DATED:                                  , 2000
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                                                          Signature


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                                                  Signature if held jointly

               TO SAVE FURTHER SOLICITATION EXPENSE, PLEASE MARK,
                 SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING
                     THE ENCLOSED POSTAGE-PREPAID ENVELOPE.